Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-211641, 333-170513, 333-135613 and 333-256743 on Form S-8 of our report dated February 23, 2023, relating to the financial statements of Kaiser Aluminum Corporation and the effectiveness of Kaiser Aluminum Corporation's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

Costa Mesa, California

February 23, 2023